Exhibit 10.1

                             SECOND AMENDMENT TO THE
                    BUILDING MATERIALS CORPORATION OF AMERICA
                          2001 LONG-TERM INCENTIVE PLAN

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         WHEREAS, Building Materials Corporation of America, a Delaware
corporation (the "Company") maintains the Building Materials Corporation of America 2001 Long-Term Incentive Plan (the "Plan");

         WHEREAS, the Plan by its terms is scheduled to terminate on December 31, 2007; and

         WHEREAS, Section VI of the Plan reserves to the Board the right to amend the Plan at any time; and the Company desires to amend the Plan to extend the term of the Plan through December 31, 2009.

         NOW THEREFORE, effective as of December 20, 2007, the second paragraph of the INTRODUCTION section of the Plan is hereby amended in its entirety to read as follows:

                  "The Plan shall become effective on December 31, 2000 (the `Effective Date'), pursuant to the approval by the Board (as hereafter defined) by action taken by the Board at a meeting duly called and held on March 1, 2001. This Plan shall terminate on December 31, 2009 (unless sooner terminated by the Board)."


                                      * * *


         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 31st day of December, 2007.


                                    BUILDING MATERIALS CORPORATION OF AMERICA

                                    By: /s/ Jan Jerger-Stevens
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                                        Jan Jerger-Stevens
                                        Vice President - Human Resources